Exhibit A-2



			  CERTIFICATE OF INCORPORATION

				       OF

				 [MANAGER CORP.]


	  FIRST: The name of the Corporation is [Manager Corp.] (hereinafter the
	  -----
"Corporation").

	  SECOND: The address of the registered office of the Corporation in the
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State of Delaware is [     ], in the City of [     ], County of [     ]. The
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name of its registered agent at that address is [     ].
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	  THIRD: The purpose of the Corporation is to engage in any lawful act
	  -----
or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL"); provided, however, that in no event shall the Corporation engage in or transact any activity or business that would result in the Corporation not being in compliance with Order No. 2000 and all supplements and amendments thereto issued by the FERC (as defined in this Certificate of Incorporation) and all applicable requirements of such rules and orders as the FERC may now or hereafter issue regarding RTOs; and provided further, that the Corporation shall not be a Market Participant (as defined in this Certificate of Incorporation) and shall at no time hold, directly or indirectly, any interest in a Market Participant. A public informational filing regarding any activity or business that the Corporation engages in or transacts that is not directly or indirectly related to the services or functions that are commonly performed by RTOs shall be filed with the FERC together with a certificate duly executed on behalf of the Corporation certifying that engaging in or transacting such activity or business is in compliance with Order No. 2000 and all supplements and amendments thereto issued by the FERC and all applicable requirements of such other rules or orders as the FERC may now or hereafter issue regarding RTOs. "Market Participant" shall have the meaning ascribed to such term in Order No. 2000 and all supplements and amendments thereto issued by the Federal Energy Regulatory Commission (the "FERC").


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	  FOURTH: (a) The total number of shares of stock which the Corporation
	  ------
shall have authority to issue is       shares of Common Stock, of which [     ]
				 -----                                   -----
shares shall be Class A Common Stock, each having a par value of [     ],
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[     ] shares shall be Class B Common Stock, each having a par value of [     ]
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and [     ] shares of Preferred Stock, each having a par value of
     -----
[     ]       . No holder of the Corporation's stock shall have any preemptive
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or subscription right to acquire the Corporation's securities. Except as otherwise provided in this Article FOURTH or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges and shall be subject to the same qualifications, limitations and restrictions.

	  (b) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

	  (c) At every meeting of stockholders, except as specifically otherwise required by law or this Certificate of Incorporation, the holders of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock on all matters presented for a vote of the stockholders of the Corporation, including the election of directors of the Corporation. No Market Participant shall own or vote any shares of Class A Common Stock or other voting securities of the Corporation (other than Class B Common Stock), provided, however, that investment banks and broker-dealers that are Market Participants may own voting securities of the Corporation solely in the ordinary course of, and only for so long as is necessary to perform, their function as an underwriter or selected dealer of such voting securities purchased or repurchased in the ordinary course


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of an underwritten offering of such voting securities or as a market maker or trader of such voting securities for their own account.

	  (d) Except as otherwise provided in the next sentence, the Corporation shall at all times reserve and keep available all of its authorized but unissued shares of Class B Common Stock for issuance to persons who exchange all or a portion of such person's Interest in the TRANSCO LLC for one or more shares of Class B Common Stock pursuant to the terms and conditions of the Limited Liability Company Operating Agreement for the TRANSCO LLC. No person shall own shares of Class B Common Stock unless such person shall have transferred to the Corporation, in consideration for the issuance of such shares, all or any portion of such person's Interest in the TRANSCO LLC pursuant to the terms and conditions of the Limited Liability Company Operating Agreement for the TRANSCO LLC 1; provided, however, that at the time any person initially becomes a Member of the TRANSCO LLC, such person (or such person's designee), for a period not to exceed thirty (30) days following the date on which such person makes its Initial Capital Contribution to the TRANSCO LLC, shall have the right to purchase from the Corporation one (1) share of Class B Common Stock for a purchase price of ten dollars ($10), which share shall be issued fully paid and nonassessable to such person (or such person's designee) upon receipt therefrom of such purchase price. At every meeting of stockholders, (i) except as specifically otherwise required by law, the holders of Class B Common Stock shall not be entitled to propose any matter for shareholder approval, and (ii) except as specifically otherwise required by law or by the following paragraph of this Article FOURTH of this Certificate of Incorporation, the holders of Class B Common Stock shall not be entitled to vote on any matter presented for a vote of the stockholders of the Corporation, including the election of directors of the Corporation. "Interest", "Member" and "Initial Capital Contribution" shall have the meanings ascribed to such terms in the Limited Liability Company Operating Agreement for the TRANSCO LLC.

	  (e) Notwithstanding any provision of this Article FOURTH of this Certificate of Incorporation to the contrary, the following matters, and only the following matters, shall require the approval of a super majority of the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock, voting together as a single class, for which vote the holders of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock and the holders of Class B Common Stock shall be entitled to one vote per share of Class B Common Stock and one vote per share of Class B Common Stock into which any Interest in the TRANSCO LLC of any such holder (or any person who designated such holder to receive such stock pursuant to this Article FOURTH) is


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1    The Limited Liability Company Operating Agreement for the TRANSCO LLC
will provide that the formula for the contemplated conversion shall be set forth in an agreement between the members of the TRANSCO LLC and the holders of Class B Common Stock


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then convertible pursuant to the terms and conditions of the Limited Liability
Company Operating Agreement for the TRANSCO LLC:

     (i) any proposal to issue more than ten percent (10%) of any outstanding class or series of securities of the Corporation to one or more affiliates of the Corporation, other than those issuances of securities, including distributions thereof, that are made on the same terms to all stockholders of the Corporation.

     (ii) any proposal by the Corporation to (a) enter into any transaction that would result in a change of control of the Corporation, (b) sell, transfer, lease, exchange or otherwise dispose of all, or substantially all, of the assets of the Corporation (other than pursuant to a mortgage or security interest entered into in connection with a financing of the Corporation's business) and all or a portion of the consideration received therefor by the Corporation is cash, or (c) merge or consolidate with or into any other entity and all or a portion of the consideration received therefor by the stockholders of the Corporation is cash. A "change of control" or "transfer of control" as applied herein to the Corporation shall be deemed to have occurred if, following the consummation of any transaction, less than twenty percent (20%) of the outstanding voting securities of the Corporation (or any successor entity resulting from such transaction) is held by those holders of voting securities of the Corporation immediately prior to the consummation of such transaction.

     (iii) any proposal to enter into any acquisition or business development opportunity that is otherwise permissible under Article THIRD of this Certificate of Incorporation but is not directly or indirectly related to the provision of electric transmission service, including but not limited to the formation and administration of electric markets, or other services or functions that are commonly performed by RTOs.

     (iv) any proposal to (a) institute proceedings to have the Corporation adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against the Corporation, (c) file a petition seeking a reorganization of the Corporation under federal or state bankruptcy laws, (d) consent to the appointment of a receiver or trustee for the Corporation, or (e) make an assignment for the benefit of creditors of the Corporation.

     (v) any proposal to amend this Certificate of Incorporation that affects the rights of holders of Class B Common Stock, including the right to convert dissolution into Class A Common Stock.

	  (f) Subject to the terms and conditions stated herein, the holder of any shares of Class B Common Stock shall have the right, at any time, at such


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holder's option, to convert all or a portion of the shares of Class B Common
Stock held by such holder into the same number of shares (the "Conversion Ratio") of Class A Common Stock. Such right of conversion shall be exercised by
(A) giving written notice (the "Notice") to the Corporation at its principal office at least ten (10) days prior to the Conversion Date (as defined below) specified therein that the holder elects to convert a stated number of shares of Class B Common Stock into shares of Class A Common Stock on the date specified in the Notice (the "Conversion Date"), (B) by surrendering the certificate or certificates representing at least the number of shares of Class B Common Stock to be converted to the Corporation at its principal office at any time during the usual business hours on or before the Conversion Date, duly endorsed in blank by the record owner of each certificate so surrendered, together with a statement of the name or names (with addresses) of the person or person(s) in whose name or names the certificate or certificates for shares issued upon conversion shall be registered, together with either funds in the amount of any tax that may be payable with respect to any issuance and delivery of the shares of Class A Common Stock to a person other than the holder of the shares of Class B Common Stock to be converted or satisfactory evidence that such tax has been paid, is not payable or will be paid upon issuance of the shares of Class A Common Stock.

	  In the event that any of the shares of Class A Common Stock to be issued upon conversion are subject to restrictions on ownership under this Certificate of Incorporation or otherwise, the Corporation shall require, as a further condition to any such conversion, satisfactory evidence that either the proposed conversion will not violate any such restrictions or that immediately upon such conversion, the holder of the shares of Class B Common Stock surrendered for conversion shall sell any shares of Class A Common Stock issued upon the conversion to a person or entity that is qualified to hold such shares under this Certificate of Incorporation.

	  Shares of Class B Common Stock that have been converted hereunder shall not be canceled but shall remain as treasury shares, available for reissue by the Corporation, unless retired by resolution of the Board of Directors.

	  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock shares of Class A Common Stock in a quantity sufficient to provide for the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation shall endeavor to use its commercially reasonable efforts to list the shares of Class A Common Stock to be delivered upon conversion prior to such delivery upon each national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such delivery. All shares of Class A Common Stock that shall be issued upon conversion shall, upon issue, be fully paid and nonassessable.


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	  Subject to the other provisions of this Section promptly after (A) the
Conversion Date and (B) the surrender of such certificate or certificates representing the share or shares of Class B Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder requesting conversion, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Class A Common Stock issuable upon the requested conversion, together with a certificate or certificates evidencing any balance of the shares of Class B Common Stock surrendered to the Corporation but not then being converted.

	  To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the later of the Conversion Date or the date upon which the Corporation shall have received the certificate or certificates representing the share or shares of Class B Common Stock to be converted, and at such time the rights of the holder of such share or shares as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares shall be issuable upon such conversions shall be deemed to have become the holder or holders of records of such shares of Class A Common Stock.

	  The issuance of certificates representing shares of Class A Common Stock upon the conversion of Class B Common Stock, as hereinabove set forth, shall be made without charge or any expense or issuance tax in respect thereof; provided, however, that if any certificate is to be issued in a name other than that of the holder of the shares converted, the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have (i) paid to the Corporation the amount of any tax that may be payable with respect to any transfer involved in the issuance and delivery of such certificate or (ii) established to the satisfaction of the Corporation that such tax has been paid or is not payable.

	  (g) In case the Corporation shall (i) pay or make a dividend or other distribution on the Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or split the outstanding shares of Class A Common Stock into a larger number of shares or (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares, then in each such case the Conversion Ratio shall be adjusted to equal the number of such shares of Class A Common Stock to which the holder of one share of Class B Common Stock would have been entitled upon the occurrence of such event had such share of Class B Common Stock been converted immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of stockholders entitled thereto. An adjustment made pursuant to this Section(f) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination.


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	  In case of any capital reorganization or any reclassification of the capital stock of the Corporation (whether pursuant to a merger or consolidation or otherwise), each share of Class B Common Stock shall thereafter be convertible into the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Class A Common Stock into which such share of Class B Common Stock was convertible immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made for the application of the provisions of this Section
(f) with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth in this Section (f) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of shares of Class B Common Stock.

	  In case of any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation to the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, each share of Class B Common Stock shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Class A Common Stock into which, a share of Class B Common Stock may have been converted immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustment provided for in this Section (f). In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, or in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth in this Section (f) for the protection of the rights of the holders of shares of Class B Common Stock shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section (f) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

	  In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Class A Common Stock shares of any of its capital stock (other than Class A Common Stock), options, rights or warrants to purchase any of its securities, cash, other assets or evidences of its indebtedness, then in each such case the Conversion Ratio shall be adjusted by multiplying the


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Conversion Ratio immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Fair Market Value (as defined below) per share of Class A Common Stock at the record date for determining stockholders entitled to such dividend or distribution, and of which the denominator shall be such Fair Market Value per share less the Fair Market Value of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock. For purposes hereof, "Fair Market Value" as at any date of determination means the fair market value of the business, securities (and with respect to a share of Class A Common Stock, if shares of Class A Common Stock are not publicly traded, shall mean a proportionate amount of the Fair Market Value of the Corporation as of such date, as determined in good faith by the Board of Directors), property or services in question as of such date, as determined in good faith by the Board of Directors; provided, however, that if, at any date of determination of the Fair Market Value of Class A Common Stock, shares of Class A Common Stock shall then be publicly traded, then the Fair Market Value of a share of Class A Common Stock outstanding on such date shall be the average daily closing prices of one share of Class A Common Stock for the twenty (20) consecutive trading days ending on the most recent trading day prior to the date of determination.

	  (h) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

	  (i) Subject to any applicable provision of law or this Certificate of Incorporation, the Corporation shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Notwithstanding the foregoing, whenever a proposed issuance or transfer of shares of Class A Common Stock, or any class of preferred stock convertible into Class A Common Stock (other than as a result of the conversion of Class B Common Stock or upon nomination of the Directors in connection with their execution of a Subscription Agreement), is contemplated by the Board of Directors for a consideration equal to more than fifteen percent (15%) of the fair market value of the total transmission assets owned by the TRANSCO LLC at the time of such issuance or transfer, the Board of Directors shall retain a financial advisor to render a financial opinion customary with respect to similar transactions. Subject to any applicable provision of law or this Certificate of Incorporation, the Corporation shall have the power to


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purchase any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

	  FIFTH: The name and mailing address of the Sole Incorporator is as
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follows:

     Name                          Address
     ----                          -------

     Lynn T. Buckley               P.O. Box 636
				   Wilmington, DE 19899

	  SIXTH: The following provisions are inserted for the management of the
	  -----
business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

	  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

	  (b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation. The By-Laws of the Corporation also may be made, altered, amended, changed, added to or repealed by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common Stock. Notwithstanding anything contained herein to the contrary, neither the Board of Directors nor the stockholders of the Corporation may amend the By-Laws of the Corporation in any manner that is inconsistent with Order No. 2000 and all supplements and amendments thereto issued by the FERC or any other applicable requirements of such other rules and orders as the FERC may now or hereafter issue regarding RTOs. A public informational copy of each amendment to the By-Laws of the Corporation shall be filed with the FERC together with a certificate duly executed on behalf of the Corporation certifying that such amendment is in compliance with Order No. 2000 and all supplements and amendments thereto issued by the FERC and all other applicable requirements of such other rules and orders as the FERC may now or hereafter issue regarding RTOs.

	  (c) The initial number of directors of the Corporation shall be seven
     (7). The number of directors of the Corporation may be increased or


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     decreased from time to time, in the manner provided in the By-Laws of the
     Corporation, but shall in no event be less than seven (7) nor more than [twelve (12)]. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, directors shall be elected by a plurality of the votes cast by the shares of Class A Common Stock present and entitled to vote thereon at a meeting at which a quorum is present. Shares of Class B Common Stock shall not be entitled to vote in any election of directors. Election of directors need not be by written ballot unless the By-Laws so provide.

	  (d) The Board of Directors shall be and is divided into three classes of directors of as nearly equal numbers as is possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, a number of directors equal to the number of directors of the class whose terms expires at such Annual Meeting of Stockholders (or the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. Any increase or decrease in the number of directors shall be so apportioned among the classes of directors as to make all classes as nearly equal in number as possible. In all cases, each director shall serve until a successor has been elected and qualified or until such director's earlier resignation, retirement, removal from office, death or disability.

	  (e) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any vacancy on the Board of Directors resulting from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled only by the remaining directors (even though less than a quorum) or by a sole remaining director, in each case for the full term of the class of directors in which the vacancy occurs or is created. The Corporation's stockholders, other than the members of the Board of Directors, shall not, and shall have no power to, fill any vacancy on the Board of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so


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     elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

	  (f) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

	  (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

	  (h) In addition to any qualifications that may be required by law, no person shall be nominated or elected a director of the Corporation, nor may any person serve or continue to serve as a director of the Corporation, unless and until such person has satisfied all of the qualifications for directors of the Corporation, including any qualifications for director independence, as may be set forth from time to time in this Certificate of Incorporation or the By-Laws of the Corporation.

	  (i) Except to the extent otherwise provided in this Agreement, each Director and Officer shall have a fiduciary duty of loyalty and care to the Company similar to that of directors and officers of business corporations organized under the GCL. In addition, each Director and Officer shall owe the Stockholders a fiduciary duty to maximize the value of the Company, and the assets controlled by the Company, and to protect the integrity of the Stockholders' capital investment. The fiduciary duties owed by the Directors and Officers to the Stockholders shall not require the Directors and Officers to consider the interests of the Stockholders outside the Company's business.

	  SEVENTH: The Corporation shall indemnify and may insure its officers
	  -------
and directors to the fullest extent permitted by law currently in effect or


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hereinafter enacted, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heir, executor or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

	  The Corporation may, to the extent authorized from time to time by the By-Laws of Corporation or the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

	  The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

	  Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omission occurring prior to such repeal or modification.

	  EIGHTH: (a) Except as required by law, the Corporation shall not be
	  ------
required to hold a Special Meeting of Shareholders of the Corporation unless (in addition to any other requirements of law): (i) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed Special Meeting of Shareholders sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; (ii) the meeting is called by the Board pursuant to a resolution adopted by a majority of the entire Board of Directors; or (iii) the meeting is called by the Chairman of the Board of Directors. Only business within the purpose or purposes described in the special meeting notice required by Section 222 of the GCL may be conducted at a Special Meeting of Shareholders.

	  (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation at an Annual or Special Meeting of Shareholders. Nominations of persons for election


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


to the Board of Directors at an Annual or Special Meeting of Shareholders may be made (i) by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section B; provided, however, that nominations for persons for election to the Board of Directors at a Special Meeting of Shareholders may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section 222 of the GCL. Nominations of persons for election at a Special Meeting of Shareholders, other than nominations made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of such meeting is given to shareholders or made public, whichever first occurs. Nominations of persons for election at an Annual Meeting of Shareholders, other than nominations made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation delivered to or mailed and received at the principal office of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the date of the Corporation's notice of Annual Meeting of Shareholders provided with respect to the previous year's Annual Meeting of Shareholders; provided, however, that if no Annual Meeting of Shareholders was held in the previous year, or the date of the current year's Annual Meeting of Shareholders has been changed to be more than thirty (30) calendar days earlier than the date of the first anniversary of the previous year's Annual Meeting of Shareholders, such notice by the shareholder, to be timely, must be so delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of the date of the Annual Meeting of Shareholders is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary of the Corporation shall set forth the following information:
(a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended, and (v) such information as is necessary to determine whether the proposed nominee satisfies the qualifications to serve as a director set forth in these Articles of Incorporation or the By-Laws of the Corporation; and (b) as to the shareholder giving notice of nomination for election, (i) the name and record address of such shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee for election to furnish such other information as may be reasonably required by the Corporation to determine the


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


eligibility of such proposed nominee to serve as a director of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the requirements of this Article Eight, Section (b), and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

	  (c) At an Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly before an Annual Meeting of Shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Direction, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation delivered to or mailed and received at the principal office of the Corporation not less than one hundred and twenty (120) days prior to the first anniversary of the date of the Corporation's notice of Annual Meeting of Shareholders provided with respect to the previous year's Annual Meeting of Shareholders; provided, however, that if no Annual Meeting of Shareholders was held in the previous year, or the date of the current year's Annual Meeting of Shareholders has been changed to be more than thirty (30) calendar days earlier than the date of the first anniversary of the previous year's Annual Meeting of Shareholders, such notice by the shareholder, to be timely, must be so delivered to or mailed and received at the principal office of the Corporation not later than the close of business on the fifth (5th) day following the date on which notice of the date of the Annual Meeting of Shareholders is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the Annual Meeting of
Shareholders: (i) a brief description of the business desired to be brought before the Annual Meeting of Shareholders and the reasons for conducting such business at the Annual Meeting of Shareholders, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in the such business. The chairman of the Annual Meeting of Shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Article Eight, Section (c), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

	  (d) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of


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


Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

	  NINTH: The Corporation reserves the right to amend, alter, change or
	  -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, any amendment, alteration, change or repeal of any provision contained in this Certificate of Incorporation is, in addition to any other vote that may be required by law, subject to the approval of the holders of two-thirds of the outstanding shares of Class A Common Stock; provided, however that if any such amendment, alteration, change or repeal affects the rights of holders of Class B Common Stock, then such amendment, alteration, change or repeal shall also be subject to the approval of the holders of a majority of the outstanding shares of Class A Common Stock and the outstanding shares of Class B Common Stock, voting together as a single class, for which vote the holders of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock and the holders of Class B Common Stock shall be entitled to one vote per share of Class B Common Stock and one vote per share of Class B Common Stock into which any Interest in the TRANSCO LLC of any such holder (or any person who designated such holder to receive such stock pursuant to Section (c) of Article FOURTH of this Certificate of Incorporation) is then convertible pursuant to the terms and conditions of the Limited Liability Company Operating Agreement for the TRANSCO LLC. Notwithstanding anything contained herein to the contrary, neither the Board of Directors nor the stockholders of the Corporation may amend this Certificate of Incorporation in any manner that is inconsistent with Order No. 2000 and all supplements and amendments thereto issued by the FERC or any other applicable requirements of such other rules and orders as the FERC may now or hereafter issue regarding RTOs. A public informational copy of each amendment to this Certificate of Incorporation shall be filed with the FERC together with a certificate duly executed on behalf of the Corporation certifying that such amendment is in compliance with Order No. 2000 and all supplements and amendments thereto issued by the FERC and all other applicable requirements of such other rules or orders as the FERC may now or hereafter issue regarding RTOs.

	  I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this
       [     ] Day of [     ]       ,[     ].
------- -----          ----- -------  -----


					     ----------------------------------
					     [Name of Incorporator]
					     Sole Incorporator


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